EXHIBIT 4.1

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                                RIGHTS AGREEMENT

                                 by and between

                                 SIX FLAGS, INC.

                                       and

                           THE BANK OF NEW YORK MELLON
                                 as Rights Agent

                          Dated as of December 2, 2008

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                                TABLE OF CONTENTS

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Section 1   Certain Definitions................................................1
Section 2   Appointment of Rights Agent........................................6
Section 3   Issuance of Right Certificates.....................................6
Section 4   Form of Right Certificates.........................................7
Section 5   Countersignature and Registration..................................8
Section 6   Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen Right
            Certificates.......................................................8
Section 7   Exercise of Rights; Exercise Price; Expiration Date of
            Rights.............................................................9
Section 8   Cancellation and Destruction of Right Certificates................11
Section 9   Reservation and Availability of Shares of Preferred Stock.........11
Section 10  Preferred Stock Record Date.......................................13
Section 11  Adjustment of Exercise Price or Number of Shares..................13
Section 12  Certification of Adjusted Exercise Price or Number of Shares......20
Section 13  Consolidation, Merger or Sale or Transfer of Assets or
            Earning Power.....................................................20
Section 14  Fractional Rights and Fractional Shares...........................24
Section 15  Rights of Action..................................................25
Section 16  Agreement of Right Holders........................................26
Section 17  Right Certificate Holder Not Deemed a Stockholder.................26
Section 18  Concerning the Rights Agent.......................................27
Section 19  Merger or Consolidation of, or Change in Name of, the
            Rights Agent......................................................28
Section 20  Duties of Rights Agent............................................28
Section 21  Change of Rights Agent............................................30
Section 22  Issuance of New Right Certificates................................31
Section 23  Redemption and Early Expiration...................................31
Section 24  Notice of Proposed Actions........................................32
Section 25  Notices...........................................................33
Section 26  Supplements and Amendments........................................33
Section 27  Exchange..........................................................34
Section 28  Successors........................................................35
Section 29  Benefits of this Rights Agreement.................................35


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Section 30  Delaware Contract.................................................35
Section 31  Counterparts......................................................35
Section 32  Descriptive Headings..............................................35
Section 33  Severability......................................................35
Section 34  Determinations and Actions by the Board of Directors, etc.........36



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                                RIGHTS AGREEMENT

            Rights Agreement (this "Rights Agreement"), dated as of December 2, 2008, by and between Six Flags Inc., a Delaware corporation (the "Company"), and The Bank of New York Mellon, a New York banking corporation (the "Rights Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, on December 2, 2008, the Board of Directors of the Company authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Common Stock, $0.025 par value per share, of the Company outstanding as of the close of business on December 17, 2008 (the "Record Date"), each such Right initially representing the right to purchase one one-thousandth of a share of Series A Junior Preferred Stock of the Company ("Preferred Stock") having the rights and preferences set forth in the form of Certificate of Designations, Preferences and Rights authorized by the Board of Directors on December 10, 1997, as amended and restated by the Board of Directors of the Company on February 4, 1997 and as further amended and restated by the Board of Directors of the Company on December 2, 2008, upon the terms and subject to the conditions hereinafter set forth; and

            WHEREAS, on December 2, 2008, the Board of Directors of the Company further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earlier to occur of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined).

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms shall have the meanings indicated:

            (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Voting Stock of the Company then outstanding; provided, that, an Acquiring Person shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or

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(B) of this clause (ii), such Person nonetheless shall become an Acquiring
Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the Voting Stock of the Company, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person divests as promptly as practicable (as determined in good faith by the Board of Directors) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Rights Agreement.

            (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Rights Agreement.

            (c) "Associate" of a Person (as such term is hereinafter defined) shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity security thereof, (ii) with respect to an association, joint venture or other unincorporated organization, any officer or director thereof or of a Subsidiary thereof or any Beneficial Owner of 10% or more ownership interest therein, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (iv) with respect to a limited liability company, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (v) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

            (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities (and correlative terms shall have correlative meanings):

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
      Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; or

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or

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      options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Company solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company; or

               (iv) which are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Ordinary Shares deemed Beneficially Owned by virtue of the operation of this subparagraph (iv) of this paragraph (d), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Ordinary Shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.

Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

            (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

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            (f) "Close of Business" on any given date shall mean 5:00 P.M., New
York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

            (g) "Common Stock" when used with reference to the Company shall collectively mean the Common Stock, $0.025 par value, of the Company. "Common Stock" when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "Common Stock" when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

            (h) "Common Stock equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

            (i) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

            (j) "Distribution Date" shall have the meaning set forth in Section 3(b) hereof.

            (k) "equivalent preferred shares" shall have the meaning set forth in Section 11(b) hereof.

            (l) "Exchange Act" shall have the meaning set forth in Section 1(b) hereof.

            (m) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

            (n) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

            (o) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

            (p) "Final Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

            (q) "Nasdaq" shall have the meaning set forth in Section 9(b) hereof.

            (r) "NYSE" shall have the meaning set forth in Section 11(d)(i) hereof.

            (s) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

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            (t) "Principal Party" shall have the meaning set forth in Section
13(b) hereof.

            (u) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

            (v) "Right Certificate" shall have the meaning set forth in Section 3(d) hereof.

            (w) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

            (x) "Security" shall have the meaning set forth in Section 11(d)(i) hereof.

            (y) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

            (z) "Stock Acquisition Date" shall mean the first date on which there shall be a public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person as confirmed by action of the Board of Directors of the Company taken by the affirmative vote of a majority of the Board of Directors of the Company.

            (aa) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

            (bb) "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii) hereof.

            (cc) "Summary of Rights" shall have the meaning set forth in Section 3(a) hereof.

            (dd) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

            (ee) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

            (ff) "Voting Stock" shall mean (i) the Common Stock of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. For purposes of this Rights Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the

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election of a majority of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

            Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

            Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such Co-Rights Agent.

            Section 3. Issuance of Right Certificates. (a) On the Record Date (or as soon as practicable thereafter), the Company or the Rights Agent (if requested and provided with the necessary information) shall send a copy of a summary of rights (the "Summary of Rights"), in substantially the form set forth in Exhibit A hereto, by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

            (b) Until the close of business on the day which is the earlier of
(i) the tenth day after the Stock Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the then outstanding shares of Voting Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock (together with, in the case of certificates for Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Right certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

            (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date and, in certain circumstances provided in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding

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after the Distribution Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto substantially the following legend:

            This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Six Flags, Inc. and The Bank of New York Mellon (the "Rights Agent"), dated as of December 2, 2008, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Six Flags, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Six Flags, Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in Section 7(e) of the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall be null and void and may not be transferred to any Person.

            (d) As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with the necessary information, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by
Section 4 hereof (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of a Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that a Distribution Date has not occurred.

            Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made

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pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement and which do not affect the rights, duties, obligations or liabilities of the Rights Agent. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one one-thousandth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) hereof as the same may from time to time be adjusted as provided herein (the "Exercise Price").

            Section 5. Countersignature and Registration. (a) Each Right Certificate shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            (b) Following the Distribution Date and receipt by the Rights Agent of notice to that effect, the Rights Agent will keep or cause to be kept, at its principal office or one or more offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

            Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 7(e), 7(f) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for the surrender of Right Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or enclosed with such Right Certificate a written instrument of

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transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated therefor. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires payment by a Rights holder of applicable taxes and charges to the Company unless and until the Company provides a written certificate to the Rights Agent certifying that all such taxes and/or charges have been paid.

            (b) Subject to the provisions of Section 7(e), 7(f) and 14 hereof, upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

            Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights. (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in
Section 7(e) and 23(a) hereof). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Exercise Price in cash or cashier's check payable to the order of the Company for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) December 2, 2018 (the "Final Expiration Date"), (ii) the date on which the Rights are redeemed as provided in
Section 23 hereof or (iii) the date on which the Rights expire as provided in
Section 23(d) hereof (such earlier date being herein referred to as the "Expiration Date").

            (b) The Exercise Price shall initially be $1.25 for each one one-thousandth (1/1000) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

            (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Company or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Right Certificate in accordance with
Section 9(e) hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent (or make available, if the Rights Agent is the transfer agent for such shares) of the Preferred Stock of the Company one or more certificates representing the number of shares of Preferred Stock to be so purchased, if the Rights Agent is the transfer agent for such shares, and the Company hereby authorizes and directs the Rights Agent, in its capacity as transfer agent, to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b) hereof, (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable securities law of any other jurisdiction, the shares of Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this
Section 7(c) shall relieve the Company of its obligations under Section 9(c) hereof.

            (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

            (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "invalidation time") when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person),
(y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of such Persons referred to in clause (y) and (z) above, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled. The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person.

            (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

            Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9. Reservation and Availability of Shares of Preferred Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights.

            (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation on The Nasdaq Stock Market, Inc. ("Nasdaq") or any successor thereto or other comparable quotation system.

            (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

            (d) The Company shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock, and (B) the date of the expiration of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety days, the issuance of shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to become effective. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

            (e) The Company covenants and agrees that it will pay when due and payable any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's or the Rights Agent's satisfaction that no such Transfer Tax is due.

            Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

            Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right are subject to adjustment from time to time as provided in this Section 11.

            (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

               (ii) Subject to Section 27 of this Rights Agreement and except as otherwise provided in Section 7(e) and this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Exercise Price, in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one one-thousandths of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then-current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Exercise Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii). The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, any Associate or Affiliate of such Acquiring Person known to the Company, and any nominee of any of the foregoing known to the Company, and the Rights Agent may rely on such notice in carrying out its duties under this Rights Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it has received such notice.

               (iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the current per share market price of a share of Common Stock. In the event that there shall be an insufficient number of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (y) the then-current Exercise Price multiplied by the number of one one-thousandths of shares of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the "Spread"), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 7(e)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Exercise Price, (1) cash, (2) a reduction in such Exercise Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as "Common Stock equivalents"), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Exercise Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If within the thirty (30) day period referred to above the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, such thirty
      (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this
      Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the
      Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock equivalent shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

            (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having similar rights, privileges and preferences as the Preferred Stock ("equivalent preferred shares")) or securities convertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred shares) less than the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of shares of Preferred Stock and equivalent preferred shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent. Shares of Preferred Stock and equivalent preferred shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

            (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

            (d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or, (x) if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if (y) the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, (z) if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

               (ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock, as determined pursuant to Section 11(d)(i), multiplied by one thousand (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Stock nor the Preferred Stock is publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

            (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

            (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Exercise Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one ten- thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

            (i) The Company may elect on or after the date of any adjustment of the Exercise Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

            (k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock or other such shares at such adjusted Exercise Price.

            (l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (m) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance (wholly for cash) of any shares of Preferred Stock at less than the current market price, issuance (wholly for cash) of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

            (n) Notwithstanding anything in this Rights Agreement to the contrary, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

            (o) The Company agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 26 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

            Section 12. Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment or any event affecting the Rights or their exercisability (including without limitation an event which causes the Rights to become null and void) is made as provided in Section 11, 13 or 23(c), the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief statement of the facts giving rise to such adjustment or describing such event, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and
(c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

            Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that:

                  (A) each holder of record of a Right (other than Rights which have become void pursuant to Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as subsequently adjusted thereafter pursuant to Section 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)), in accordance with the terms of this Rights Agreement and in lieu of Preferred Stock, such number of validly issued, fully paid and non-assessable and freely tradeable shares of Common Stock of the Principal Party (as defined below) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Section 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)) and (2) dividing that product by 50% of the then-current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d)(i) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Exercise Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Rights Agreement to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer;

                  (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

                  (C) the term "Company" as used herein shall thereafter be
            deemed to refer to such Principal Party; and

                  (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

            (b) "Principal Party" shall mean:

               (i) in the case of any transaction described in clauses (i) or
      (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value, or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives) or (z) the Person resulting from the consolidation; and

               (ii) in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause
(b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under
Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Common Stock of all of such persons have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of Common Stock having the greatest market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this
Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

            (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof, and the Company shall have furnished to the Rights Agent a certificate setting forth the number of shares of Common Stock of such issuer which may be purchased upon the exercise of each Right after the consummation of such consolidation, merger, sale or transfer, and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

               (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

            (d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock equivalents of such Principal Party at less than such then-current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

            (e) The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person enter into any transaction of the type contemplated by Sections 13(a)(i)-(iii) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

            Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, (y) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, (z) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

            (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-thousandth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the

Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth of a share, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For the purposes of this
Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

            (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of a Right.

            (d) Whenever a payment for a fractional Right or fractional share of Preferred Stock is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares of Preferred Stock under any section of this Rights Agreement relating to the payment of fractional Rights or fractional shares of Preferred Stock unless and until the Rights Agent shall have received such a certificate and sufficient monies.

            Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of, the obligations of any Person subject to this Rights Agreement.

            Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Stock registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which certificates for Common Stock shall also constitute certificates for Rights, and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

            (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

            (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

            (d) Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible;

            (e) Rights Beneficially Owned by certain persons will under certain circumstances set forth in this Rights Agreement become null and void pursuant to Section 7(e) hereof; and

            (f) This Rights Agreement may be supplemented or amended from time to time pursuant to Section 26 hereof.

            Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (except as provided in

Section 7(f) hereof), or to give or withhold consent to any corporate action (except as provided in Section 7(f) hereof), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable, judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be done by the Rights Agent in connection with the acceptance, administration, exercise, and performance of its duties under this Rights Agreement, including, without limitation, the cost and expenses of defending against any claim of liability and appealing any claim of liability arising therefrom, directly or indirectly. Subject to the foregoing limitations, the costs and expenses of enforcing this right of indemnification shall also be paid by the Company. The provisions of this Section 18 and Section 20 shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

            (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and in the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate representing Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, when necessary, verified, guaranteed, or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 below, in the absence of gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

            Notwithstanding anything in this Rights Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

            Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

            (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

            Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Rights Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates by their acceptance thereof shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted by it in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or the Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Rights Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Rights Agent makes no representations as to the validity or sufficiency of this Rights Agreement or of the Rights Certificates

            (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President or any Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken, suffered or omitted and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date indicated in such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken, suffered or omitted.

            (h) The Rights Agent and any member, affiliate, shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any of its members, affiliates, stockholders, directors, officers or employees from acting in any other capacity for the Company or for any other Person.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (or through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

            (j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000 or (b) an Affiliate controlled by a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

            Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

            Section 23. Redemption and Early Expiration. (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of (i) the time any Person becomes an Acquiring Person or (ii) the Final Expiration Date, at a redemption price of $0.01 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time after the Board's action to redeem the Rights on such basis and subject to such conditions, as the Board of Directors of the Company in its sole and absolute discretion may establish.

            (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent (with a copy thereof to the Rights Agent) or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth (1/1000) of a share) of Preferred Stock or Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to

Section 11(d)(i) hereof) or in any other form of consideration deemed appropriate by the Board of Directors.

            (c) In the event the Company shall at any time after the date of this Rights Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then, and in each such event, the Redemption Price shall be appropriately adjusted to reflect the foregoing.

            (d) At least once every three years a committee of directors who are independent of the management of the Company and free from any relationship that, in the opinion of the Board would interfere with their exercise of independent judgment, shall review and evaluate this Rights Agreement in order to consider whether the maintenance of this Rights Agreement continues to be in the interests of the Company and its stockholders. Following each such review, the committee will communicate its conclusions to the full Board, including any recommendation in light thereof as to whether this Rights Agreement should be modified or the Rights should be redeemed.

            Section 24. Notice of Proposed Actions. (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or
(iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

            (b) In case any of the transactions referred to in Section 11(a)(i) or 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of

Rights, in accordance with Section 25 hereof, notice of the proposal (with prompt written notice thereof to the Rights Agent) of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(i) or 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

            Section 25. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Six Flags, Inc.
                  1540 Broadway, 15th Floor
                  New York, New York 10036

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The Bank of New York Mellon
                  BNY Mellon Shareowner Services
                  480 Washington Blvd.
                  Jersey City, NJ 07310
                  Attention: Relationship Manager

                  With a copy to:

                  The Bank of New York Mellon
                  BNY Mellon Shareowner Services
                  Newport Office Center VII
                  480 Washington Blvd.
                  Jersey City, NJ 07310
                  Attention: Legal Department

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 26. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment pursuant to this clause
(iii) shall materially adversely affect the interest of the holders of Rights (other than an Acquiring Person or any other Person in whose hands Rights are null and void under the provisions of 7(e) hereof). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be obligated to enter into any such supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Rights Agreement and shall not be bound by any such supplement or amendment not executed by it. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the Final Expiration Date (it being understood that an adjustment of the Redemption Price in accordance with Section 23 shall not be considered a supplement or amendment of this Rights Agreement).

            Section 27. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Stock then outstanding.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 27 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent (with prompt written notice thereof to the Rights Agent). Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

            (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 27, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

            (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

            Section 28. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

            Section 30. Delaware Contract. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however that all provisions regarding the rights, obligations, duties and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

            Section 31. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 33. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon one Business Days' notice to the Company.

            Section 34. Determinations and Actions by the Board of Directors, etc.. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement and a determination of whether there is an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

            IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                                       SIX FLAGS, INC.

                                       By: /s/ James M. Coughlin
                                          --------------------------------------
                                          Name: James M. Coughlin
                                          Title: General Counsel

                                       THE BANK OF NEW YORK MELLON

                                       By: /s/ Kieran McGovern
                                          --------------------------------------
                                          Name: Kieran McGovern
                                          Title: Client Relationship Executive

                                    Exhibit A

UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                                 SIX FLAGS, INC.

          SUMMARY OF RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK

The Board of Directors of Six Flags, Inc. (the "Company") has declared a dividend distribution of one Preferred Stock Purchase Right for each outstanding share of Common Stock, par value $0.025 per share (the "Common Stock"), of the Company. The distribution is payable as of December 17, 2008 to stockholders of record as of the close of business on December 17, 2008. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000) of a share of preferred stock of the Company, designated as Series A Junior Preferred Stock (the "Preferred Stock") at a price of $1.25 per one one-thousandth (1/1000) of a share ("Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York Mellon, as Rights Agent (the "Rights Agent").

AS DISCUSSED BELOW, INITIALLY THE RIGHTS WILL NOT BE EXERCISABLE, CERTIFICATES WILL NOT BE SENT TO STOCKHOLDERS AND THE RIGHTS WILL AUTOMATICALLY TRADE WITH THE COMMON STOCK.

The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of December 17, 2008, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan or (D) any person or group

                                    Exh. A-1
whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause
(i) or (ii)).

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after December 17, 2008 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of December 17, 2008, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on December 2, 2018, unless earlier redeemed by the Company as described below.

The number of shares of Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

The Preferred Stock is non-redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's preferred stock. The Preferred Stock may not be issued except upon exercise of Rights. Each share of Preferred Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share and 1000 times the cash dividends declared on the Company's Common Stock. In addition, the Preferred Stock is entitled to 1000 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Preferred Stock will be entitled to receive for each share, a liquidation payment in an amount equal to the greater of $1,250 or 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. The rights of Preferred Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

                                    Exh. A-2

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Exercise Price.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Exercise Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock or the occurrence of an event described in the prior paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a similar class or series of the Company's preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

The Company may redeem the then outstanding Rights in whole, but not in part, at any time prior to the close of business on the earlier of (i) the time a person has become an Acquiring Person or (ii) the Final Expiration Date, at a price of $0.01 per Right ("Redemption Price"). Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

At least once every three years a committee of independent directors will evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the interests of the Company and its stockholders.

                                    Exh. A-3

For as long as the Rights are then redeemable, the Company may, except with respect to the redemption price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $0.01 per Right at any time until a person or group has obtained beneficial ownership of 15% or more of the voting stock.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated in this summary description herein by reference.


                                    Exh. A-4

                                    EXHIBIT B

                           [Form of Right Certificate]

Certificate No. W-                                               ______ Rights

NOT EXERCISABLE AFTER DECEMBER 2, 2018 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                                RIGHT CERTIFICATE

            This certifies that _______________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 2, 2008, as amended from time to time, (the "Rights Agreement") between Six Flags, Inc., a Delaware corporation (the "Company"), and The Bank of New York Mellon, (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on December 2, 2018 at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, one one-thousandth (1/1000) of a fully paid nonassessable share of Series A Junior Preferred Stock (the "Preferred Stock") of the Company at a purchase price of $1.25, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase attached hereto duly executed.

            As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

                                    Exh. B-1

            This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of Preferred Stock or shares of the Company's Common Stock, par value $0.025 per share.

            No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                                    Exh. B-2

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, 20__.

ATTEST:

____________________________                           By:_____________________
Secretary                                                       Title:

Countersigned:
[Rights Agent]

By:____________________
   Authorized Signature


                                    Exh. B-3

                 [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

            (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

            FOR VALUE RECEIVED__________________________________________________
______________________________________________ hereby sells, assigns and transfers unto__________________________________________________________________
________________________________________________________________________________
                (Please print name and address of transferee)

________________________________________________________________________________

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution. Dated:

________________, 20___

                                          ____________________________________
                                          Signature

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.


                                    Exh. B-4

CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Right Certificate [_] is [_] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [_] did [_] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:   ____________, 20___

                                          ____________________________________
                                          Signature


                                    Exh. B-5

                                     NOTICE

            The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                                    Exh. B-6

                          FORM OF ELECTION TO PURCHASE

            (To be executed if registered holder desires to exercise the Right Certificate.)

TO _____________________:

The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

Please insert social security or other identifying
number:_________________________________________________________________________
________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying
number:_________________________________________________________________________
________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated:   _____________, 20___

                                          ____________________________________
                                          Signature

                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the fact of this Right
                                          Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.


                                    Exh. B-7